Exhibit 99.1

NEWS RELEASE
	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031

FINAL DRAFT 12/10/07 5:00 PM		Jack Lascar/Sheila Stuewe
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES NEARS COMPLETION OF
NEW INJECTOR SYSTEM AND ANNOUNCES YEAR END RESULTS

Operational Highlights

•                  Final Assembly of the New Injection System Scheduled for Mid-December;

•                  In-house Test Program of the Injector Scheduled to Commence in Late December and
Conclude in Early January;

•                  Next Field Trial Expected Within 30 days of a Successful In-house Test Program

Houston — December 11, 2007 — Particle Drilling Technologies, Inc. (NASDAQ: PDRT) (“Company”) today announced that it is in the final stages of assembling its new particle injection system.  An in-house test program of the new system is scheduled to commence in the latter portion of December 2007. The test program is designed to:

1) Evaluate the functionality and reliability of the automated control system;

2) Confirm and verify the durability of the injector’s pressure barriers, and

3) Confirm and verify the reliability of controlled particle injection rates into pressures and volumes that are as or more rigorous than those previously experienced in the field.

Once the test program is concluded and the new injection system is deemed ready for field use, the results will be announced along with a more definitive date for the next commercial field trial.  Assuming the injector testing is successful, the Company will be prepared to conduct its next commercial trial in the Travis Peak formation within 30 days thereafter.

Jim B. Terry, the Company’s President and CEO stated, “We have been focused and disciplined in our approach to properly develop and test a new injection system.  While it has taken more time than originally anticipated, we are confident that our shareholders and commercial prospects will benefit from our current solution, as well as from our focused effort to engineer a low cost and reliable injection system.

“As previously disclosed, the primary reasons for the non-productive drilling time on the most recent field trial were the limitations and inconsistent performance of the hydraulic injection system.  Because the new injection system functions as a volumetric feeder, it will not be susceptible to hydraulic limitations nor impacted by fluctuations of standpipe pressures that caused problems during the most recent field trial.  Once we have thoroughly evaluated this new system, we will communicate the results and also announce the date of the next field trial.”

The Company also announced its financial results for the fourth quarter and for the year ended September 30, 2007. The financial results reflect the Company’s status as a development stage company during 2007, generating no revenue.  The following is a summary of the quarterly and yearend results:

	Three Months Ended September 30,		Year Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(2,176,033)	(2,546,537)	(11,131,982)	(10,546,042)
Net loss	(2,115,842)	(2,514,152)	(10,754,269)	(10,189,587)
Net loss per share - basic and diluted	$(0.07)	$(0.10)	$(0.36)	$(0.42)

The Company will hold a conference call at 10:00 a.m. Eastern Time on Wednesday, December 12, 2007, to discuss its year end results and to provide an operational update. To participate in the call, dial 303-262-2140 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through December 19, 2006 and may be accessed by calling 303-590-3000 and using the pass code 11102432.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release.  Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

— tables to follow —

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Year Ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	899,157	1,494,989	5,894,101	5,964,438
General and administrative	981,616	1,051,548	4,942,621	4,581,604
Impairment of asset	295,260		295,260

Total operating expenses	2,176,033	2,546,537	11,131,982	10,546,042

Loss from operations	(2,176,033)	(2,546,537)	(11,131,982)	(10,546,042)

Other income (expenses)
Interest income	61,718	36,600	384,484	260,914
Rental income - related party	—	—	—	46,565
Gain on debt extinguishment	—	—	—	—
Gain on assignment of lease - related party	—	—	—	55,614
Interest expense	(1,527)	(4,215)	(6,771)	(6,638)

Total other income (expenses)	60,191	32,385	377,713	356,455

Net loss	$(2,115,842)	$(2,514,152)	$(10,754,269)	$(10,189,587)

Net loss per common share, basic and diluted	$(0.07)	$(0.10)	$(0.36)	$(0.42)

Weighted average number of common shares outstanding, basic and diluted	30,907,265	25,001,047	30,185,030	24,520,619

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2007	2006
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$4,461,929	$2,291,586
Short term investments	—	385,839
Assets held for sale	900,000	—
Prepaid expenses	233,174	234,488

Total current assets	5,595,103	2,911,913

Property, plant & equipment, net	867,168	1,326,713

Intangibles, net	1,312,246	1,230,086

Other assets	52,562	14,650

Total assets	$7,827,079	$5,483,362

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,028,999	$830,552
Short-term notes payable	88,258	179,143
Current portion of long-term debt	13,511	19,270
Accrued liabilities	134,988	471,463

Total current liabilities	1,265,756	1,500,428

Long-term debt	24,537	15,305
Deferred Rent	45,539	—

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 34,632,987 shares issued and 31,629,901 shares outstanding at September 30, 2007, and 28,013,291 shares issued and 25,010,205 shares outstanding at September 30, 2006	34,634	28,014
Additional paid-in capital	38,510,488	25,239,221
Treasury stock at cost, 3,003,086 shares at September 30, 2007 and September 30, 2006	(1,511,817)	(1,511,817)
Deficit accumulated during the development stage	(30,542,058)	(19,787,789)

Total stockholders’ equity	6,491,247	3,967,629

Total liabilities and stockholders’ equity	$7,827,079	$5,483,362

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended September 30,
	2007	2006
	(Unaudited)

Cash flows from operating activities:
Net loss	$(10,754,269)	$(10,189,587)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of asset	295,260	—
Depreciation and amortization	811,754	688,185
Gain on assignment of lease - related party	—	(54,103)
Warrants issued for services	—	—
Stock-based employee compensation	2,520,432	2,014,476
Changes in operating assets and liabilities:
Decrease in note receivable	385,839	—
Decrease in prepaid expenses	1,314	249,460
(Decrease) Increase in accounts payable	198,447	(226,181)
Increase (Decrease) in accrued liabilities	(336,475)	325,627
Increase in other assets	(37,912)	—
Increase in other liabilities	45,539	—

Net cash used in operating activities	(6,870,071)	(7,192,123)

Cash flows from investing activities:
Payments to purchase property and equipment	(1,496,985)	(636,930)
Payments to purchase intangibles	(132,644)	(178,170)
Payments to purchase other assets	—	(28,415)

Net cash used in investing activities	(1,629,629)	(843,515)

Cash flows from financing activities:
Proceeds from issuance of common stock	10,757,455	6,089
Repurchase of common stock	—	(11,817)
Repayments of notes payable	(87,412)	(171,694)

Net cash provided by financing activities	10,670,043	(177,422)

Net increase in cash and cash equivalents	2,170,343	(8,213,060)

Cash and cash equivalents - beginning of period	2,291,586	10,504,646

Cash and cash equivalents - end of period	$4,461,929	$2,291,586

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